Exhibit 10.1

THIS AGREEMENT is entered into as of this 21st day of October 2005 by and between Score One, Inc., a Nevada corporation (hereinafter "the Company") and Team Allied Profits Limited, a company incorporated in the British Virgin Islands (hereinafter "the Consultant").

WHEREAS the Company and the Consultant have entered into discussions for the provision by the Consultant to the Company of certain business restructuring services;

NOW, THEREFORE, the parties hereto agree as follows:

1.   Confidentiality

1.1 The Consultant shall keep confidential for all time information belonging to the Company and pertaining to it or its clients' activities, products, organization and internal affairs that the Company or its clients may provide to the Consultant during the term of this Agreement.

1.2 The obligations of the confidentiality as set out in clause 1.l above shall not apply to any information which the Consultant can show:

     1.2.1 At the time of its acquisition was in, or at a later date has come into, the public domain, other than following a breach of clause l;

     1.2.2 It knew, prior to disclosure to it by the Company or its clients; or

     1.2.3 It received independently from a third party with the full right to disclose.

2.   Drawings, Designs and Data

     All drawings, designs, specifications, notebooks, tracings, photograph negatives, reports, findings, recommendations, plans, data and memoranda of every description, and all copies thereof, furnished by the Company or its clients to the Consultant whether in paper or electronic form, shall remain the property of the Company or its clients. The Company will provide printed business name cards for the Consultant for business development and marketing purposes.

3.   Mutual Representations and Warranties

     Each party hereto represents and warrants to the other party that:

     3.l it is a duly organized statutory corporation, validly existing and in good standing under the laws of its respective state or country of incorporation;

     3.2 it has all the necessary governmental licenses and permits to conduct its business and such licenses and permits are in full force and effect;

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     3.3   the execution and delivery of this Agreement have been duly and validly authorized by all the necessary and appropriate corporate action on the part of each party hereto; and

     3.4 this Agreement has been duly and validly executed and delivered by each party and is legally binding upon such party in accordance with its terms.

4.   Services; Commission

4.1. The Consultant confirms that it would be interested in working with the Company in connection with the provision of business restructuring services to the Company, in particular soliciting suitable businesses in Hong Kong or China with net asset values not less than US$4 million for acquisitions by the Company in order to restructure its business operations.

4.2. It is the intention of both the Consultant and the Company that they will be as open about their relationship as possible, on the basis that it is not only in the interest of both parties to have this relationship, but also to be seen by others to have it. Any public statements should be vetted by both parties and shall be within all laws, rules and regulations prevailing and permitted in the US, and any such statements shall accordingly be first subject to the written consent of each party prior to any public statements being made by one party which reference is made to the other party. The Consultant shall not enter into any agreement with or provide any opinion to clients under the Company's name without the Company's written consent.

4.3 In soliciting the businesses to be acquired by the Company, each party will liaise closely with the other and will not cause the other to be bound without first receiving from it either a proposal or consent in writing. The fee paid by the Company to the Consultant under this Agreement is US$300,000.00 settled by issuance of 30,000,000 shares of Common Stock at par value US$0.01 per share. Each party shall at all times endeavor to bear their own costs.

5.   Indemnities

5.l The Company will at all times keep the Consultant, its directors, officers, employees, servants, and agents fully and effectively indemnified from and against all actions proceedings, claims, demands, costs (the legal costs being between solicitor and Company on a full indemnity basis), charges and other expenses whatsoever arising out of or in connection with the performance or attempted performance by the Consultant of its duties under this Agreement or of any acts, deeds, matters or things done by it or him or them under this Agreement provided that this indemnity shall not extend to any actions, proceedings, claims, demands, costs, charges or expenses which arise as a result of the breach by the Consultant of any term or condition of this Agreement or of any negligence or willful act or omission or default on the part of the Consultant and its employees.

5.2 The Consultant will keep the Company fully and effectively indemnified from and against all actions, proceedings, claims, demands, costs (the legal costs being between solicitor and Company on a fully indemnity basis), charges and other expenses arising out of any breach by the Consultant, its servants or agents of any term or condition of this Agreement.

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6.   General

6.l Failure on the part of either party to insist on strict compliance by the other party with any provisions of this Agreement shall not constitute a waiver of the other party's obligations in respect thereof, or of either party's right to require strict compliance therein in the future.

6.2 This Agreement sets forth the entire understanding of the parties as to the subject thereof, and can be amended or extended only by written agreement signed by both parties.

6.3 Should any provisions of this Agreement be declared invalid or unenforceable by any government agency or court of competent jurisdiction this shall not affect the other provisions of this Agreement which shall remain in full force and effect.

6.4 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.5 The clause headings in this Agreement are inserted for convenience only and shall not alter the interpretation of this Agreement.

6.6 This Agreement shall be governed and construed in accordance with the laws of the State of Nevada and the parties hereto shall submit any and all disputes arising out of or in connection with this Agreement to the exclusive jurisdiction of the courts in the State of Nevada.

6.7 Notices or other communications to either party hereto shall be in writing addressed to the relevant party at their correspondence addresses in Hong Kong or such other address as that party may hereafter specify by notice given in accordance with this clause.

7.   Term and Termination

     The effective date of this Agreement is 30 September 2005 and this Agreement shall immediately terminate upon either party's written notice of termination to the other party. Such termination may be with or without cause.

     For purposes of this Agreement, the non-breaching party may terminate this Agreement at any time upon 30 days written notice for any or all of the following grounds: (i) if receiver is appointed for either party or its property, or makes an assignment for the benefit of its creditors, or any proceedings are commenced by, for or against either party under any bankruptcy, insolvency or debtor's relief law; or (ii) either party is in default of any provisions under this Agreement and fails to cure within 30 days after receipt of written notice of the default from the other party.

                            [signature page follows]

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IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.


Signed by Ting Heung Lam as Director                 )
For and on behalf of                                 )
Score One, Inc                                       )


Signed by Chui Wai Hung as Director                  )
For and on behalf of                                 )
Team Allied Profits Limited                          )